Exhibit 99.1

PRESS RELEASE

BUSINESS & FINANCIAL EDITORS	WILLIAM J. OWEN
FOR IMMEDIATE RELEASE	Senior Vice President,
Investor Relations
818-676-3936

ZENITH ANNOUNCES FOURTH QUARTER RESULTS

WOODLAND HILLS, CALIFORNIA, January 29, 2009   .   ..   .   .   ..   .   .   .   .   ..   .   .   ..   .   .   ..   .   .   ..   .   .   .   .   ..   .   .   ..   .

Zenith National Insurance Corp. (NYSE: ZNT) reported net income for the fourth quarter 2008 of $8.4 million, or $0.22 per share, compared to net income for the fourth quarter 2007 of $39.6 million, or $1.06 per share.  Net income for the year ended December 31, 2008 was $95.3 million, or $2.55 per share, compared to net income for the year ended December 31, 2007 of $233.9 million, or $6.27 per share.

Net income includes net realized losses on investments after tax of $7.7 million and $12.0 million ($0.21 per share and $0.32 per share) in the three months and year ended December 31, 2008, respectively, compared to net realized gains on investments after tax of $2.9 million and $13.2 million ($0.08 per share and $0.35 per share), in the corresponding periods of 2007.

Workers’ compensation calendar year combined ratios, along with a reconciliation to the accident year combined ratios, were as follows (1):

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Calendar year combined ratio	97.9%	79.1%	86.0%	67.0%
Prior accident year items:
Favorable loss reserve development	12.1	5.9	13.0	15.4
Decrease in policyholders’ dividends	5.0			2.0
Accident year combined ratio	115.0%	85.0%	99.0%	84.4%

(1)         See Supplemental Financial Information for a description of “Combined Ratio” and Selected Financial Data for additional details on the calendar and accident year combined ratios.

Calendar year underwriting income before tax from the workers’ compensation segment was $2.9 million and $84.7 million in the three months and year ended December 31, 2008, respectively, compared to $36.2 million and $243.8 million in the corresponding periods of 2007.

The pre-tax favorable workers’ compensation loss reserve development on prior accident years for 2008 was $23.2 million, $15.0 million, $23.6 million and $17.1 million in the first, second, third and fourth quarters, respectively.  The comparable amounts for 2007 were $34.2 million, $44.0 million, $24.9 million and $10.3 million.

Total workers’ compensation net premiums earned decreased 18.8% and 17.9% for the three months and year ended December 31, 2008, respectively, compared to the corresponding periods of 2007.  These decreases reflect the reduction in premium rates, the impact of competition and the recession.  Insured payroll, our best indicator of exposure, decreased 10% in the year ended December 31, 2008.

Consolidated stockholders’ equity per share was $27.42 at December 31, 2008 compared to $28.93 at December 31, 2007.  The decline in stockholders’ equity per share substantially consists of the decline in the market value of our investment portfolio.  The following table provides a reconciliation to reflect the impact of net unrealized investment (losses) gains after tax on our stockholders’ equity per share.

	December 31,
(Per outstanding common share)	2008	2007
Stockholders’ equity excluding unrealized (losses) gains on investments (1)	$28.77	$28.60
Unrealized (losses) gains on investments	(1.35)	0.33
Stockholders’ equity	$27.42	$28.93

(1)  See Supplemental Information for a description of “Stockholders’ Equity Excluding Unrealized (Losses) Gains on Investments Per Share.”

Return on average equity in the year ended December 31, 2008 was 8.9% compared to 22.9% in the year ended December 31, 2007.

Commenting on the results, Stanley R. Zax, Chairman and President, said:  “Considering the recession and volatility of financial markets, we are encouraged by our 2008 results.  Excluding the impact of our investment portfolio, stockholders’ equity per share was essentially unchanged; including the change in the portfolio, stockholders’ equity per share declined 5%.  During the fourth quarter, stockholders’ equity per share declined $0.62, of which $0.40 was the extra dividend paid in December 2008.

Our investment portfolio reflects our philosophy of diversification and high quality assets with a focus on compounding interest over time.  At year-end, the market value of our portfolio was 97% of cost, about the same as the third quarter.  Most of the decline is due to record spreads between U.S. Government and investment grade securities.  The portfolio value has improved by approximately $16 million or almost 1% of cost through January 23, 2009.”

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements if accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed.  Forward-looking statements include those related to the plans and objectives of management for future operations, future economic performance, or projections of revenues, income, earnings per share, capital expenditures, dividends, capital structure, or other financial items.  Statements containing words such as expect, anticipate, believe, estimate, likely or similar words that are used in this release or in other written or oral information conveyed by or on behalf of Zenith are intended to identify forward-looking statements.  Zenith undertakes no obligation to update such forward-looking statements, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected.  These risks and uncertainties include, but are not limited to the following: 1) impact of the current unprecedented volatility in the financial markets, including the duration of the crisis and the effectiveness of governmental solutions; 2) current recession; 3) competition; 4) payroll levels of our customers; 5) adverse state and federal legislation and regulation; 6) changes in interest rates causing fluctuations of investment income and fair values of investments; 7) changes in the frequency and severity of claims and catastrophes; 8) adequacy of loss reserves; 9) changing environment for controlling medical, legal and rehabilitation costs, as well as fraud and abuse; 10) losses associated with any terrorist attacks that impact our workers’ compensation business in excess of our reinsurance protection; 11) losses caused by nuclear, biological, chemical or radiological events whether or not there is any applicable reinsurance protection; and 12) other risks detailed herein and from time to time in Zenith’s reports and filings with the Securities and Exchange Commission.

(Selected financial data attached)

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share data)	2008	2007	2008	2007

TOTAL REVENUES	$154,775	$203,756	$682,847	$873,748

SELECTED INCOME DATA:
Net investment income after tax (1)	$17,287	$17,217	$63,602	$76,501
Net realized (losses) gains on investments after tax (2)	(7,678)	2,920	(12,030)	13,229
Income from investments segment after tax	9,609	20,137	51,572	89,730

Net income	$8,400	$39,600	$95,300	$233,900

NET INCOME PER COMMON SHARE (1) (2):
Basic	$0.23	$1.07	$2.56	$6.31
Diluted	0.22	1.06	2.55	6.27

CASH DIVIDENDS DECLARED PER COMMON SHARE (3)	$0.90	$1.50	$2.40	$2.84

STOCKHOLDERS’ EQUITY (as of December 31, 2008 and 2007):
Stockholders’ equity			$1,023,437	$1,073,357
Stockholders’ equity per common share (4)			27.42	28.93

NUMBER OF COMMON SHARES:
Outstanding (as of December 31, 2008 and 2007)			37,324	37,107
Weighted average for the period – basic	37,271	37,081	37,210	37,056
Weighted average for the period – diluted	37,433	37,322	37,399	37,284

(1)

Net investment income after tax for the three months and year ended December 31, 2008 includes a $0.7 million ($0.02 per share) cash dividend received from a common stock investment, compared to $4.9 million ($0.13 per share) for the year ended December 31, 2007.

(2)

Net realized losses on investments after tax were $0.21 per share and $0.32 per share in the three months and year ended December 31, 2008, respectively, compared to net realized gains on investments after tax of $0.08 per share and $0.35 per share in the corresponding periods of 2007. Net realized losses during 2008 are primarily attributable to the common stock of American International Group, Inc. (“AIG”) and Advent Capital (Holdings) PLC (Lloyd’s reinsurer) (“Advent”); and the bonds of Lehman Brothers Holdings Inc. (“Lehman”) and Harrah’s Entertainment, Inc. (“Harrah’s”). We sold certain securities in the three months ended December 31, 2008 in order to take advantage of tax loss carrybacks.

(3)	Includes an extra dividend of $0.40 and $1.00 per common share declared and paid in December 2008 and 2007, respectively.

(4)

Stockholders’ equity at December 31, 2008 includes net unrealized losses in our investment portfolio, after deferred tax, of $1.35 per share compared to net unrealized gains in our investment portfolio, after deferred tax, of $0.33 per share at December 31, 2007.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2008	2007	2008	2007

TOTAL REVENUES:
Net premiums earned	$140,965	$173,493	$607,327	$738,532
Net investment income (1)	25,622	25,770	94,027	114,863
Net realized (losses) gains on investments (2)	(11,812)	4,493	(18,507)	20,353
	$154,775	$203,756	$682,847	$873,748
RESULTS OF OPERATIONS (3):
Investments segment:
Net investment income (1)	$25,622	$25,770	$94,027	$114,863
Net realized (losses) gains on investments (2)	(11,812)	4,493	(18,507)	20,353
	13,810	30,263	75,520	135,216
Workers’ compensation segment (4)	2,891	36,250	84,658	243,832
Reinsurance segment (4)	(85)	(135)	(192)	(3,661)
Parent (5)	(3,645)	(3,869)	(12,790)	(12,506)

Income before tax	12,971	62,509	147,196	362,881
Income tax expense	4,571	22,909	51,896	128,981

NET INCOME	$8,400	$39,600	$95,300	$233,900

(1)

Net investment income before tax for the three months and year ended December 31, 2008 includes a $1.1 million cash dividend received from a common stock investment compared to $7.3 million for the year ended December 31, 2007.

(2)

Net realized losses during 2008 are primarily attributable to the common stock of AIG and Advent and the bonds of Lehman and Harrah’s. We sold certain securities in the three months ended December 31, 2008 in order to take advantage of tax loss carrybacks.

(3)	See Supplemental Financial Information for a description of segment results.

(4)	See Property-Casualty Insurance Operations in the following tables.

(5)	Includes interest expense before tax of $1.3 million in both the three months ended December 31, 2008 and 2007 and $5.2 million in both years ended December 31, 2008 and 2007.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Three Months Ended December 31,
(Dollars in thousands)	2008		2007

PROPERTY-CASUALTY INSURANCE OPERATIONS:
Gross premiums written (1):
Workers’ compensation:
California	$72,698	55.7%	$84,846	53.2%
Outside California	57,791	44.3	74,317	46.7
Total workers’ compensation	130,489	100.0	159,163	99.9
Reinsurance (2)	(1)		223	0.1
	$130,488	100.0%	$159,386	100.0%
Net premiums written (1):
Workers’ compensation:
California	$70,308	55.8%	$82,782	53.4%
Outside California	55,758	44.2	72,165	46.6
Total workers’ compensation	126,066	100.0	154,947	100.0
Reinsurance (2)	5		(11)
	$126,071	100.0%	$154,936	100.0%
Net premiums earned:
Workers’ compensation:
California	$77,688	55.1%	$91,974	53.0%
Outside California	63,272	44.9	81,530	47.0
Total workers’ compensation	140,960	100.0	173,504	100.0
Reinsurance (2)	5		(11)
	$140,965	100.0%	$173,493	100.0%
Underwriting income (loss) before tax/combined ratio of (1):
Workers’ compensation	$2,891	97.9%	$36,250	79.1%
Reinsurance (2)	(85)	NM	(135)	NM

Workers’ compensation calendar year combined ratios, along with a reconciliation to the accident year combined ratios, follows (1):

	Three Months Ended December 31, 2008			Three Months Ended December 31, 2007
	Calendar Year	Favorable Prior Period Development	Accident Year	Calendar Year	Favorable Prior Period Development	Accident Year
Losses	46.7%	9.9%	56.6%	30.2%	4.2%	34.4%
Loss adjustment expenses	13.0	2.2	15.2	13.0	1.7	14.7
Underwriting and other operating expenses (3)	38.2	5.0	43.2	35.9		35.9
Combined ratio	97.9%	17.1%	115.0%	79.1%	5.9%	85.0%

(1)          See Supplemental Financial Information for a description of segment results, “Premiums Written,” “Underwriting Income (Loss)” and “Combined Ratio.”

(2)          In September 2005, we exited the assumed reinsurance business and ceased writing and renewing assumed reinsurance contracts, with all contracts fully expired at the end of 2006.

(3)          Prior period development for underwriting and other operating expenses represents a decrease in estimated policyholders’ dividends for prior accident years. Policyholder dividends were reduced in the fourth quarter 2008 compared to the estimate made as of September 30, 2008 to reflect the impact of the fourth quarter 2008 Florida Supreme Court decision related to increased claimant attorney fees.

NM = Not Meaningful

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

	Year Ended December 31,
(Dollars in thousands)	2008		2007

PROPERTY-CASUALTY INSURANCE OPERATIONS:
Gross premiums written (1):
Workers’ compensation:
California	$333,687	54.7%	$404,814	54.6%
Outside California	274,521	45.1	335,418	45.3
Total workers’ compensation	608,208	99.8	740,232	99.9
Reinsurance (2)	1,029	0.2	581	0.1
	$609,237	100.0%	$740,813	100.0%
Net premiums written (1):
Workers’ compensation:
California	$323,632	54.8%	$391,960	54.7%
Outside California	265,765	45.0	325,194	45.3
Total workers’ compensation	589,397	99.8	717,154	100.0
Reinsurance (2)	1,043	0.2	336
	$590,440	100.0%	$717,490	100.0%
Net premiums earned:
Workers’ compensation:
California	$332,196	54.7%	$407,105	55.1%
Outside California	274,088	45.1	331,091	44.9
Total workers’ compensation	606,284	99.8	738,196	100.0
Reinsurance (2)	1,043	0.2	336
	$607,327	100.0%	$738,532	100.0%
Underwriting income (loss) before tax/combined ratio of (1):
Workers’ compensation	$84,658	86.0%	$243,832	67.0%
Reinsurance (2)	(192)	NM	(3,661)	NM

Workers’ compensation calendar year combined ratios, along with a reconciliation to the accident year combined ratios, follows (1):

	Year Ended December 31, 2008			Year Ended December 31, 2007
	Calendar Year	Favorable Prior Period Development	Accident Year	Calendar Year	Favorable Prior Period Development	Accident Year
Losses	31.9%	11.1%	43.0%	20.7%	13.2%	33.9%
Loss adjustment expenses	14.1	1.9	16.0	13.1	2.2	15.3
Underwriting and other operating expenses (3)	40.0		40.0	33.2	2.0	35.2
Combined ratio	86.0%	13.0%	99.0%	67.0%	17.4%	84.4%

(1)          See Supplemental Financial Information for a description of segment results, “Premiums Written,” “Underwriting Income (Loss)” and “Combined Ratio.”

(2)          In September 2005, we exited the assumed reinsurance business and ceased writing and renewing assumed reinsurance contracts, with all contracts fully expired at the end of 2006.

(3)          Prior period development for underwriting and other operating expenses represents changes in estimated policyholders’ dividends for prior accident years, which did not change as of December 31, 2008 compared to 2007 and decreased by $15.1 million in 2007.

NM = Not Meaningful

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

HOW WE REPORT OUR RESULTS

Our business is comprised of the following segments: investments, workers’ compensation and reinsurance.  In September 2005, we exited the reinsurance business.  Results of the investments segment include net investment income and net realized gains or losses on investments.  We do not allocate investment income to other segments.  Income (loss) before tax from the workers’ compensation and reinsurance segments is determined by deducting losses and loss adjustment expenses incurred and underwriting and other operating expenses from net premiums earned (this result is also known as underwriting income or loss).  The parent loss includes interest expense and the general operating expenses of the holding company, Zenith National Insurance Corp.

NON-GAAP MEASURES

In addition to the financial measures presented in the consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we also use certain non-GAAP financial measures to analyze and report our financial results.  Management believes that these non-GAAP measures, when used in conjunction with the consolidated financial statements, can aid in understanding our financial condition and results of operations.  These non-GAAP measures are not a substitute for GAAP measures, and where these measures are described we provide information that reconciles the non-GAAP measures to the GAAP measures reported in our consolidated financial statements.

Combined Ratio

The combined ratio, expressed as a percentage, is a key measurement of profitability traditionally used in the property-casualty insurance business.  The combined ratio, also referred to as the “calendar year combined ratio,” is the sum of the losses and loss adjustment expense ratio and the underwriting and other operating expense ratio.  The losses and loss adjustment expense ratio is the percentage of net losses and loss adjustment expenses incurred to net premiums earned.  The underwriting and other operating expense ratio is the percentage of underwriting and other operating expenses to net premiums earned.  When the calendar year combined ratio is adjusted to exclude prior period items, such as loss reserve development and policyholders’ dividends, it becomes the “accident year combined ratio,” a non-GAAP financial measure.

Calendar Year Underwriting Income

Calendar year underwriting income is a GAAP measure and may be calculated by subtracting the calendar year combined ratio from 100% and multiplying the result by net earned premium.  For example, the workers’ compensation underwriting income before tax for the year ended December 31, 2008 was $84.7 million may be calculated as approximately 100% - 86% = 14% x $606 million.

Net Cash Flow from Insurance Operations

Net cash flow from our workers’ compensation and reinsurance operations is a non-GAAP financial measure that represents the following on a pre-tax basis: premiums collected less losses, loss adjustment expenses, underwriting and other operating expenses paid.  The net cash flows from the insurance operations, in addition to investment income received, interest and other expenses paid by our parent company, and income taxes paid are included in net cash used in operating activities, the most comparable GAAP financial measure.  The following table provides a reconciliation of the net cash flow from our insurance operations to the net cash used in operating activities shown in the consolidated financial statements:

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2008	2007	2008	2007

Net cash flow from workers’ compensation operations	$(32,093)	$(7,947)	$(17,516)	$81,688
Net cash used in reinsurance operations	(3,076)	(6,025)	(14,256)	(38,558)
Investment income received	20,092	22,852	84,283	91,993
Interest and other expenses paid by parent	(1,317)	(160)	(11,328)	(7,025)
Income taxes paid	(10,035)	(23,248)	(66,729)	(138,282)
Net cash used in operating activities	$(26,429)	$(14,528)	$(25,546)	$(10,184)

In periods in which net cash flow from operating activities is negative, such cash flow is offset by cash flow from investing activities, principally from short-term investments and maturities of longer-term investments.  We maintain a portfolio of invested assets with varying maturities and a substantial amount of short-term investments to provide adequate liquidity.

ZENITH NATIONAL INSURANCE CORP.

Selected Financial Data (Unaudited)

NON-GAAP MEASURES (continued)

Premiums Written

Gross premiums written is a non-GAAP financial measure representing the amount of premiums we have billed to our policyholders in the applicable period.  It is indicative of the amount of cash premium, before commission expense, that we expect to receive from our policies.  Net premiums written are premiums we have billed to our policyholders less any reinsurance premiums ceded.  Net premiums earned, a GAAP measure, represent the portion of premiums written that is recognized as earned in the consolidated financial statements for the periods presented.  Premiums are earned on a pro-rata basis over the term of the policies or reinsurance contracts.  The following table provides a reconciliation of workers’ compensation gross and net premiums written to net premiums earned:

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2008	2007	2008	2007

Workers’ compensation:
Gross premiums written	$130,489	$159,163	$608,208	$740,232
Ceded premiums written	(4,423)	(4,216)	(18,811)	(23,078)

Net premiums written	126,066	154,947	589,397	717,154
Change in unearned premiums, net of reinsurance	14,894	18,557	16,887	21,042

Net premiums earned	$140,960	$173,504	$606,284	$738,196

Stockholders’ Equity Excluding Unrealized (Losses) Gains on Investments per Share

Stockholders’ equity excluding unrealized (losses) gains on investments per share is a non-GAAP financial measure that represents stockholders’ equity per share after tax, but excludes the after tax impact of unrealized (losses) gains on investments classified as available-for-sale.  We provide this measure to assist in understanding the impact of the unprecedented volatility of the financial markets on our stockholders’ equity per share.  Stockholders’ equity per share is the most comparable GAAP financial measure.